UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2011 (May 9, 2011)

NeXt Innovation Corp.
(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

2965 Woodside Road
Woodside, CA 94062
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 206-2965

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 28, 2011, NeXt Innovation Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, NeXt Asset Management, LLC, NeXt Innovation Service Company, LLC, and Ladenburg Thalmann & Co. Inc. and Lazard Capital Markets LLC, as representatives (the “Representatives”) of the several underwriters set forth in Schedule I thereto (the “Underwriters”).  Pursuant to Section 3 of the Underwriting Agreement, the Company granted to the Underwriters an option to purchase up to 500,250 Additional Shares (as defined in the Underwriting Agreement) (the “Over-Allotment Option”).

On May 9, 2011, at the Company's request, the Representatives agreed, on behalf of the Underwriters, to terminate the Over-Allotment Option effective immediately and, in connection therewith, waive any rights the Underwriters may have to purchase Additional Shares thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2011	NEXT INNOVATION CORP.

	By:	/s/ Stephen D. Bard
		Name:	Stephen D. Bard
		Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary